EXHIBIT 5

BRADLEY A. VAN AUKEN
1011 E. North Path
Wheaton, IL 60187

                      July 22, 2003

EQUITY RESIDENTIAL
Two North Riverside Plaza, Suite 400
Chicago, Illinois 60606

Ladies and Gentlemen:

        I have acted as Maryland counsel to Equity Residential, a Maryland statutory real estate investment trust (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement on Form S-8 of the Trust (the "Registration Statement") to be filed on or about July 22, 2003 with the Securities and Exchange Commission (the "Commission"), of 5,000,000 common shares of beneficial interest, par value $.01 per share, of the Trust (the "Shares") to be offered and sold from time to time by the Trust pursuant to the terms of its Amended and Restated 1996 Non-Qualified Employee Share Purchase Plan, as amended (the "Plan"). This opinion is being furnished to you at your request in connection with the filing of the Registration Statement.

        In rendering the opinion expressed herein, I have reviewed originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement on Form S-8 (SEC File No. 333-06869) filed on June 26, 1996 relating to the Plan, the Registration Statement (which will include this opinion), the Declaration of Trust and Bylaws of the Trust, the Plan and the amendments thereto (to be filed as exhibits to the Registration Statement), records of the proceedings of the Board of Trustees and Shareholders of the Trust, an Officer's Certificate of the Trust (the "Certificate"), and such other statutes, certificates, instruments, and documents relating to the Trust and matters of law as I have deemed necessary to the issuance of this opinion.

        In my examination of the aforesaid documents, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to me as originals, the conformity with originals of all documents submitted to me as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by me. As to any facts materials to this opinion which I did not independently establish or verify, I have relied solely upon the Certificate.

        Based upon the foregoing, having regard for such legal considerations as I have deemed relevant, and limited in all respects to applicable Maryland law, I am of the opinion and advise you that:

        The Shares to be registered under the Registration Statement and issued pursuant to the terms of, and upon payment of the prices prescribed (but in no event less than par value per Share) by, the Plan have been duly authorized and, if and when such Shares are issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid, and non-assessable.

        In addition to the qualifications set forth above, this opinion is subject to the qualification that I express no opinion as to the laws of any jurisdiction other than the State of Maryland. I assume that the issuance of the Shares will not cause (i) the Trust to issue Common Shares in excess of the number of Common Shares authorized by the Trust's Declaration of Trust at the time of their issuance or (ii) any person to violate any of the Ownership Limit or Excepted Holder Limit provisions of the Trust's Declaration of Trust (as defined in Article VII thereof). This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the

State of Maryland as currently in effect. I assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to my attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                      Very truly yours,

                      /s/ BRADLEY A. VAN AUKEN